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                                                                    EXHIBIT 10.3



                              TERM PROMISSORY NOTE

$2,000,000                       Dallas, Texas                 December 17, 1999


         FOR VALUE RECEIVED, TOREADOR ROYALTY CORPORATION, a Delaware corporation, TOREADOR EXPLORATION & PRODUCTION, INC., a Texas corporation, and TORMIN, INC., a Delaware corporation (collectively the "Makers"), hereby jointly and severally promise to pay to the order of COMPASS BANK, an Alabama state bank ("Payee"), and its assigns, at its principal place of business located at 8080
N. Central Expressway, Suite 370, Dallas, Texas 75206 (or such other place the holder hereof may designate from time to time), the principal sum of TWO MILLION DOLLARS ($2,000,000), on or before the Maturity Date (as hereinafter defined), together with interest on the unpaid principal balance of this Note from day to day outstanding, as hereinafter provided.

         This Note is secured by the Collateral (hereinafter defined) and the Guaranty (hereinafter defined), and the holder hereof shall be entitled to all the benefits thereof.

         Section 1. Definitions. In addition to other terms defined herein, as used herein the following terms shall have the respective meanings set forth below:

         "Applicable Rate" means a per annum rate equal to the CBIR Rate from time to time in effect.

         "Business Day" means a day other than a Saturday, Sunday or other day on which national banks in Dallas, Texas are closed.

         "CBIR Rate" means, on any day, the prime rate as published in The Wall Street Journal's "Money Rates" table for such day. If multiple prime rates are quoted in such table, then the highest prime rate quoted therein shall be the CBIR Rate. In the event that a prime rate is not published in The Wall Street Journal's "Money Rates" table, the Lender will choose a substitute CBIR Rate, for purposes of calculating the interest rate applicable hereunder, which is based on comparable information, until such time as a prime rate is published in The Wall Street Journal's "Money Rates" table. Each change in the CBIR Rate shall become effective without notice to the Borrowers on the effective date of each such change.

         "Collateral" means the real and personal property pledged to secure this Term Promissory Note.

         "Credit Agreement" means the Credit Agreement dated September 30, 1999, between the Lender, the Borrowers and the Guarantor, and all supplements, modifications, amendments and restatements thereof.

         "Default Rate" means a per annum rate equal to five percent (5%) above the Applicable Rate, subject to the limitations of the Highest Lawful Rate.

         "Guaranty" means the guaranty of Toreador Acquisition Corporation dated December 17, 1999.

         "Highest Lawful Rate" means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on this Note at such time to exceed the maximum amount that Payee would be allowed to contract for, charge, take, reserve, or receive under applicable federal or state law after taking into account, to the extent required by applicable law, any and all relevant payments, fees or charges under the Credit Documents. If and to the extent the laws of the State of Texas are applicable for purposes of determining the "Highest Lawful Rate", such term shall mean the "weekly ceiling" from time to time in effect under Chapter 303 of the Texas Finance Code or any applicable successor statute, as amended (the "Act"), or, if permitted by applicable law and effective upon the giving of the notices required by the Act or successor statute (or effective upon any other date otherwise specified by applicable law), the "monthly", "quarterly" or "annualized" ceiling from time to time in effect under the Act, whichever Payee shall elect to substitute for the "weekly ceiling," and vice versa, each such substitution to have the effect provided in such applicable statute, and Payee shall be entitled to make


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such election from time to time and one or more times and, without notice to
Makers, to leave any such substitute rate in effect for subsequent periods in accordance with the Act. If under federal or applicable state law there is no legal limitation on the amount or rate of interest that may be charged on amounts outstanding under this Note, there shall be no Highest Lawful Rate, notwithstanding any reference thereto herein or in any of the other Credit Documents.

         "Maturity Date" means March 1, 2000.

         "Person" means an individual, corporation, partnership, trust, unincorporated organization, government, any agency or political subdivision of any government, or any other form of entity.

         Section 2.  Interest Rate and Payments; Facility Fee.

         (a) Commencing on the date of this Note and continuing until the indebtedness hereunder is paid in full, interest on the outstanding principal balance of the Note shall accrue at a rate per annum equal to the lesser of (i) the Applicable Rate or (ii) the Highest Lawful Rate. Interest on this Note shall be calculated at a daily rate equal to 1/360 of the annual percentage rate which this Note bears, subject to the provisions hereof limiting interest to the maximum permitted by applicable law. All overdue principal and, to the extent permitted by law, overdue interest shall bear interest at the Default Rate until paid.

         (b) The entire unpaid principal balance of this Note, together with all accrued unpaid interest hereon and any other fees or amounts owing hereon, shall be due and payable in full on the Maturity Date.

         (c) Upon execution of this Note, the Makers agree to pay to Payee a facility fee of $20,000.

         Section 3.  Representations and Warranties.

         (a) Capacity. Each of the Makers is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation.

         (b) Authorization. The execution, delivery and performance of this Note by the Maker has been duly authorized by all requisite corporate action.

         (c) Binding Obligations. This Note is legal, valid and binding upon the Makers, enforceable in accordance with its terms, subject only to principles of equity and laws applicable to creditors generally, including bankruptcy laws.

         (d) No Conflicting Law or Agreement. The execution, delivery and performance of this Note by the Makers does not constitute a breach of or default under, and will not violate or conflict with, any provisions of the organizational documents or other constituent documents of any of the Makers.

         (e) No Consent Required. The execution, delivery, and performance of this Note by the Makers do not require the consent or approval of or the giving of notice to any person except for those consents which have been duly obtained and are in full force and effect on the date hereof.

         Section 4.  General Provisions.

         Whenever any payment shall be due under this Note on a day which is not a Business Day, the date on which such payment is due shall be extended to the next succeeding Business Day, and, if the date for any payment of principal is extended for any reason, interest thereon shall be payable for such extended period.

         All principal, interest and other sums payable under this Note shall be paid, not later than 1:00 p.m. , Dallas, Texas time, on the day when due, in immediately available funds in lawful money of the United States of America or by check drawn on a banking institution located in the United States of America, except that payments of principal of


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this Note must be in immediately available funds. Any payment under this Note other than as specified in the foregoing shall not constitute payment until the required amount is actually received by the holder hereof in good funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks.

         Makers shall be entitled to prepay this Note in whole or in part without premium or penalty at any time after February 15, 2000, if the funds used to make such prepayment are from sources other than the proceeds of the Subordinated Debt (as defined in the Credit Agreement and herein so called) and at any time if the funds used to make such prepayment are from the proceeds of the Subordinated Debt. Any partial prepayment shall be applied first against any sums due and owing to Payee for expenses and fees hereunder, then to accrued but unpaid interest, and then against the outstanding principal balance of this Note.

         The occurrence of any one of the following shall be an "Event of Default":

         (a) Any principal, interest or other amount of money due under this
Note is not paid in full when due, regardless of how such amount may have become due; or

         (b) The making of any representation or warranty by the Makers in this Note that was false or incorrect in any material respect when made; or

         (c) The occurrence of an "Event of Default" under and as defined in the Credit Agreement.

Upon the occurrence of an Event of Default, the holder hereof shall have the right, at its option, to declare the unpaid principal balance and all accrued unpaid interest on this Note at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any liens and security interests securing payment hereof and to exercise any of its other rights, powers and remedies under this Note or at law or in equity.

         Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, the right to accelerate the maturity of this Note or any other right, power or remedy upon any default shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by the holder hereof of any right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. All rights and remedies provided for in this Note are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and the holder hereof shall, in addition to the rights and remedies provided herein, be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing hereunder, and the resort to any right or remedy provided for hereunder or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate rights or remedies. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the rights of the holder hereof to accelerate the maturity of this Note or to exercise any other right, power or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.

         If the holder of this Note retains an attorney in connection with any default or at maturity or to collect, enforce or defend this Note in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if any of the Makers sues the holder in connection with this Note and does not prevail, then the Makers jointly and severally agree to pay to holder, in addition to principal and interest, all reasonable costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys' fees.

         It is the intent of Payee and Makers to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between Payee or any other holder hereof and Makers are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or


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hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged or received under this Note or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such document shall be automatically reformed and the interest payable shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If the holder hereof shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the indebtedness evidenced hereby in the inverse order of its maturity and not to the payment of interest, or refunded to Makers if and to the extent such amount which would have been excessive exceeds such unpaid principal. The right to accelerate maturity of this Note or any other indebtedness does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the holder hereof does not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of the indebtedness under this Note so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law. As used in this paragraph, the term "applicable law" shall mean the laws of the State of Texas or the federal laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

         Each of the Makers and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice (except only for any notices which are specifically required by this Note), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (ii) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon;
(iii) agree that the holder hereof shall not be required first to institute suit or exhaust its remedies hereon against Makers or others liable or to become liable hereon or to enforce its rights against them or any security herefor;
(iv) consent to any extension or postponement of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (v) submit (and waive all rights to object) to personal jurisdiction of any Texas state court, or any United States federal court, sitting in the City or County of Dallas, Texas, and venue in Dallas County, Texas, for the enforcement of any and all obligations under the Credit Documents.

         This Note may not be changed, amended or modified except in a writing expressly intended for such purpose and executed by the party against whom enforcement of the change, amendment or modification is sought.

         All notices, requests, and communications hereunder shall be in writing. Unless otherwise expressly provided herein, any such notice, request, demand, or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, when deposited in the mail, certified mail, return receipt requested, postage prepaid, addressed as follows:

                  1.       if to the Makers, to:

                           TOREADOR ROYALTY CORPORATION,
                           TOREADOR EXPLORATION & PRODUCTION, INC.
                           TORMIN, INC.
                           4809 Cole Avenue, Suite 108
                           Dallas, Texas 75205
                           Attention: Mr. G. Thomas Graves, III



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                  2.       if to the Payee, to:

                           COMPASS BANK
                           8080 N. Central Expressway, Suite 370
                           Dallas, Texas 75206
                           Attention: Mr. Chris D. Cowan

         Any party may, by proper written notice hereunder to the others, change the individuals or addresses to which such notices to it shall thereafter be sent.

         Time shall be of the essence in this Note with respect to Makers' obligations hereunder.

         AS A MATERIAL INDUCEMENT FOR PAYEE TO ENTER INTO THE COMMERCIAL TRANSACTION EVIDENCED HEREBY, MAKER AND PAYEE HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY OF ANY OR ALL ISSUES ARISING IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BETWEEN MAKERS AND PAYEE OR THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IN RESPECT OF ANY MATTER ARISING OUT OF, UNDER OR CONNECTED IN ANY MANNER WHATSOEVER WITH THIS NOTE.

         THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY TEXAS LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

         THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the Makers have duly executed this Note as of the date first above written.


                                 MAKERS:

                                 TOREADOR ROYALTY CORPORATION, TOREADOR
                                 EXPLORATION & PRODUCTION, INC. and TORMIN, INC.


                                 By:    /s/ G. THOMAS GRAVES, III
                                       -----------------------------------------
                                 Name:  G. Thomas Graves, III
                                 Title: President of each corporation





TERM PROMISSORY NOTE - TOREADOR ET AL                                     PAGE 5